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                              CONTRACT INFORMATION

         Each Certificate will be issued with the following information.



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First Insured               [John Doe]                      Certificate Number                [NV-12345678]

Issue Age/Sex               [65 ] [Male]                    Contract Date                     [January 1, 1999]

Rating Class                [Standard] [Non-Tobacco]


                                                            Initial Death Benefit             [$60,252.00]

                                                            Initial Payment                   [$30,000.00]

                                                            Initial Fixed Account
                                                            Guaranteed Interest Rate          [4.00%]
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Additional Agreements

[none]